Exhibit 99.1

Concho Resources Inc. Reports First Quarter 2015 Results and Raises Full-Year 2015 Production Growth Target

MIDLAND, Texas--(BUSINESS WIRE)--May 4, 2015--Concho Resources Inc. (NYSE: CXO) (the “Company” or “Concho”) today reported financial and operating results for first quarter 2015.

Highlights

  Concho delivered record quarterly production of 11.9 million Boe, or 132.2 MBoepd, exceeding the high end of the Company’s guidance.
  Concho achieved 38% crude oil production growth over the same quarter a year ago and 9% crude oil growth over the fourth quarter of 2014.
  Concho raised its 2015 total production growth target to 18% to 22%. Capital expenditures are expected to range between $1.8 billion to $2.0 billion for full year 2015.
  Concho announced excellent well results from the oil-rich extension of the Avalon Shale in the northern Delaware Basin.
  Concho successfully drove all per-unit expenses lower year-over-year, while capturing significant service cost savings across all areas of operations in the Permian Basin.
  First quarter of 2015 financial results reflected the lower commodity price environment. Earnings for the first quarter of 2015 totaled $0.06 per diluted share, or $0.36 per diluted share on an adjusted basis (non-GAAP).
  First quarter of 2015 EBITDAX (non-GAAP) totaled $407.5 million.

See “Supplemental Non-GAAP Financial Measures” at the end of this press release for a description of adjusted net income and EBITDAX (non-GAAP measures) and a reconciliation of these measures to the associated GAAP measure.

Tim Leach, Chairman, Chief Executive Officer and President, commented, “Concho delivered another outstanding quarter of production growth, reflecting great drilling results across our assets in the Permian Basin and strong momentum from our 2014 program. We remain focused on executing a flexible capital program that maintains our financial strength while we capitalize on our high-quality inventory – an inventory that continues to improve as we optimize our drilling and completion techniques. With the success from our drilling program, we are increasing our production growth target for 2015 to a range of 18% to 22% from a range of 16% to 20%, while slightly reducing our outlook for capital expenditures. We believe Concho is in a unique position to deliver attractive returns today and build shareholder value over the long term.”

First Quarter 2015 Operations Summary

Production for the first quarter of 2015 increased 30% from the first quarter of 2014 to 11.9 million barrels of oil equivalent (MMBoe), or an average of 132.2 thousand Boe per day (MBoepd), which exceeded the Company’s production guidance range of 127 MBoepd to 131 MBoepd.

Production for the first quarter of 2015 consisted of 8.1 million barrels (MMBbls) of crude oil and 23.0 billion cubic feet (Bcf) of natural gas. Crude oil production increased 38% and 9% over the first quarter of 2014 and the fourth quarter of 2014, respectively. The first quarter of 2015 marks the 21st consecutive quarter of crude oil production growth from continuing operations.

Concho is currently running 18 rigs, as compared to 36 rigs at the beginning of the first quarter of 2015. All 18 rigs are drilling horizontal wells, with 14 rigs in the Delaware Basin, 2 rigs in the Texas Permian and 2 rigs on the New Mexico Shelf.

Concho started drilling or participating in a total of 126 gross wells, of which 103 were operated by the Company, and completed 171 gross wells during the first quarter of 2015. The Company incurred a total of $730.9 million in capital expenditures, excluding property acquisition costs. The table below summarizes the Company’s drilling activity by core area for the first quarter of 2015.

	Number of Wells Drilled (Gross)	Number of Operated Wells Drilled (Gross)	Number of Wells Completed (Gross)
Delaware Basin	60	52	71
New Mexico Shelf	40	25	51
Texas Permian	26	26	49
Total	126	103	171

Percent Horizontal	73%	72%	67%

Delaware Basin

During the first quarter of 2015, Concho drilled 60 wells in the Delaware Basin, including 39 wells targeting the Bone Spring Sands, 12 wells targeting the Wolfcamp Shale, seven wells targeting the Avalon Shale and two wells targeting the Brushy Canyon. First quarter of 2015 production attributable to horizontal wells in the Delaware Basin totaled 68.9 MBoepd, up 63% over the first quarter of 2014 and 7% over the fourth quarter of 2014.

In the northern Delaware Basin, Concho added 42 new horizontal wells with at least 30 days of production as of the end of the first quarter of 2015. The average peak 30-day and 24-hour rates for these wells were 891 Boepd (73% oil) and 1,430 Boepd, respectively. We continue to delineate the multi-zone potential across our large acreage position in the northern Delaware Basin. In the first quarter of 2015, the Company made significant progress targeting the Avalon Shale, including strong results from three recent completions. The average peak 30-day and 24-hour rates for these three horizontal wells were 1,586 Boepd (77% oil) and 2,487 Boepd, respectively.

In the southern Delaware Basin, the Company added eight new horizontal wells with at least 30 days of production as of the end of the first quarter of 2015. The average peak 30-day and 24-hour rates for these wells were 997 Boepd (79% oil) and 1,238 Boepd, respectively.

Texas Permian

In the Midland Basin, the Company added 12 new horizontal wells with at least 30 days of production as of the end of the first quarter of 2015. The average peak 30-day and 24-hour rates for these wells were 742 Boepd (83% oil) and 957 Boepd, respectively.

New Mexico Shelf

On the New Mexico Shelf, the Company added seven new horizontal wells with at least 30 days of production as of the end of the first quarter of 2015. The average peak 30-day and 24-hour rates for these wells were 331 Boepd (84% oil) and 511 Boepd, respectively.

First Quarter 2015 Financial Summary

Net income for the first quarter of 2015 was $7.5 million, or $0.06 per diluted share, compared to net income of $91.3 million, or $0.87 per diluted share, in the first quarter of 2014. Excluding non-cash and unusual items, adjusted net income (non-GAAP) for the first quarter of 2015 was $42.1 million, or $0.36 per diluted share, compared with adjusted net income (non-GAAP) of $106.6 million, or $1.01 per diluted share, for the first quarter of 2014.

EBITDAX (non-GAAP) for the first quarter of 2015 totaled $407.5 million, compared to $483.3 million in the first quarter of 2014.

The Company’s total realized price during the first quarter of 2015, excluding the effect of commodity derivatives, was $34.76 per Boe, compared with $72.27 per Boe during the first quarter of 2014. The lower total realized price in the 2015 period reflects sharply lower crude oil and natural gas prices.

Financial Position and Liquidity

At March 31, 2015, we had total long-term debt of $3.4 billion for a debt-to-EBITDAX ratio of 1.7 times. In addition, we had a $2.5 billion revolving credit facility with a $3.25 billion borrowing base and no outstanding borrowings, providing us with $2.5 billion of liquidity as of March 31, 2015. As previously disclosed, in April 2015, the lenders to the Company’s credit agreement reaffirmed our borrowing base of $3.25 billion.

Commodity Derivatives Update

We enter into commodity derivatives to manage our exposure to commodity price fluctuations. For the remainder of 2015, Concho has swap contracts covering more than 65% of expected crude oil production, or 57.2 thousand barrels (MBbls) per day of crude oil, at a weighted average price of $78.82 per Bbl. For 2016, Concho has swap contracts covering 34.2 MBbls per day of crude oil at a weighted average price of $83.43 per Bbl. Please see the table under “Derivatives Information” for more detailed information about our current derivatives positions.

Outlook

For the second quarter of 2015, we expect production to average between 138 MBoepd and 142 MBoepd.

In addition, we updated our full-year 2015 outlook for certain items. The following table summarizes the Company’s current guidance for those items, as compared to the Company’s prior guidance.

Full Year 2015
	Prior	Current
Production
Year-over-year production growth	16% - 20%	18% - 22%

Operating costs and expenses
Lease operating expense ($/Boe):
Direct lease operating expense	$8.00 - $8.50	$7.75 - $8.25
General and administrative expense ($/Boe):
Non-cash stock-based compensation	$1.10 - $1.20	$1.20 - $1.30
Depletion, depreciation and amortization expense ($/Boe)	$24.00 - $26.00	$23.00 - $25.00
Cash interest expense ($ in millions)	$215 - $225	$210 - $220

Capital budget ($ in billions)	$2.0	$1.8 - $2.0

Conference Call

Concho will discuss first quarter 2015 results on a conference call tomorrow, May 5, 2015, at 9:00 AM CT (10:00 AM ET). The telephone number and passcode to access the conference call are provided below:

Dial-in: (800) 299-8538
Intl. dial-in: (617) 786-2902
Participant Passcode: 77249327

To access the live webcast and view the related presentation, visit Concho’s website at www.concho.com. The replay will also be available on the Company’s website under the “Investors” section.

Concho Resources Inc.

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties. The Company’s operations are primarily focused in the Permian Basin of southeast New Mexico and west Texas. For more information, visit the Company’s website at www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future financial position, operations, performance, business strategy, oil and natural gas reserves, drilling program, capital expenditure budget, liquidity and capital resources, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, derivative activities and potential financing. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “goal” or other similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K; risks relating to declines in the prices the Company receives for its oil and natural gas; uncertainties about the estimated quantities of oil and natural gas reserves; drilling and operating risks, including risks related to properties where the Company does not serve as the operator and risks related to hydraulic fracturing activities; the adequacy of the Company’s capital resources and liquidity including, but not limited to, access to additional borrowing capacity under its credit facility; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing and the export of oil and natural gas; environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater contamination; difficult and adverse conditions in the domestic and global capital and credit markets; risks related to the concentration of the Company’s operations in the Permian Basin of Southeast New Mexico and West Texas; disruptions to, capacity constraints in or other limitations on the pipeline systems that deliver the Company’s oil, natural gas liquids and natural gas and other processing and transportation considerations; shortages of oilfield equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; potential financial losses or earnings reductions from the Company’s commodity price management program; risks and liabilities related to the integration of acquired properties or businesses; uncertainties about the Company’s ability to successfully execute its business and financial plans and strategies; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; general economic and business conditions, either internationally or domestically; competition in the oil and natural gas industry; uncertainty concerning the Company’s assumed or possible future results of operations; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Concho Resources Inc.
Consolidated Balance Sheets
Unaudited

	March 31,	December 31,
(in thousands, except share and per share amounts)	2015	2014
Assets
Current assets:
Cash and cash equivalents	$21	$21
Accounts receivable, net of allowance for doubtful accounts:
Oil and natural gas	219,486	250,600
Joint operations and other	401,425	409,665
Derivative instruments	495,803	490,351
Prepaid costs and other	37,541	37,759
Total current assets	1,154,276	1,188,396
Property and equipment:
Oil and natural gas properties, successful efforts method	14,609,006	13,867,831
Accumulated depletion and depreciation	(4,053,199)	(3,790,953)
Total oil and natural gas properties, net	10,555,807	10,076,878
Other property and equipment, net	132,778	129,136
Total property and equipment, net	10,688,585	10,206,014
Deferred loan costs, net	65,980	68,443
Intangible asset - operating rights, net	26,789	27,154
Inventory	14,352	14,435
Noncurrent derivative instruments	205,250	262,349
Other assets	51,914	33,172
Total assets	$12,207,146	$11,799,963
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$23,573	$20,380
Bank overdrafts	19,002	92,541
Revenue payable	160,993	238,098
Accrued and prepaid drilling costs	665,922	718,300
Deferred income taxes	166,447	162,566
Other current liabilities	188,840	195,308
Total current liabilities	1,224,777	1,427,193
Long-term debt	3,377,147	3,517,320
Deferred income taxes	1,423,273	1,438,185
Noncurrent derivative instruments	168	-
Asset retirement obligations and other long-term liabilities	139,432	136,477
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 120,304,465 and
113,264,918 shares issued at March 31, 2015 and December 31, 2014, respectively	120	113
Additional paid-in capital	3,784,605	3,027,412
Retained earnings	2,287,253	2,279,741
Treasury stock, at cost; 289,069 and 260,124 shares at March 31, 2015 and
December 31, 2014, respectively	(29,629)	(26,478)
Total stockholders’ equity	6,042,349	5,280,788
Total liabilities and stockholders’ equity	$12,207,146	$11,799,963

Concho Resources Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2015	2014

Operating revenues:
Oil sales	$349,584	$539,857
Natural gas sales	63,938	121,102
Total operating revenues	413,522	660,959
Operating costs and expenses:
Oil and natural gas production	125,535	126,924
Exploration and abandonments	5,755	25,375
Depreciation, depletion and amortization	267,205	221,392
Accretion of discount on asset retirement obligations	1,994	1,671
General and administrative (including non-cash stock-based compensation of $15,495 and
$11,432 for the three months ended March 31, 2015 and 2014, respectively)	58,801	47,750
(Gain) loss on derivatives not designated as hedges	(115,340)	35,615
Total operating costs and expenses	343,950	458,727
Income from operations	69,572	202,232
Other income (expense):
Interest expense	(53,569)	(56,135)
Other, net	(4,341)	541
Total other expense	(57,910)	(55,594)
Income before income taxes	11,662	146,638
Income tax expense	(4,150)	(55,331)
Net income	$7,512	$91,307
Earnings per share:
Basic net income	$0.07	$0.87
Diluted net income	$0.06	$0.87

Concho Resources Inc.
Consolidated Statements of Cash Flows
Unaudited

	Three Months Ended
	March 31,
(in thousands)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,512	$91,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	267,205	221,392
Accretion of discount on asset retirement obligations	1,994	1,671
Exploration and abandonments, including dry holes	2,700	23,759
Non-cash stock-based compensation expense	15,495	11,432
Deferred income taxes	(11,031)	41,954
(Gain) loss on disposition of assets, net	39	(146)
(Gain) loss on derivatives not designated as hedges	(115,340)	35,615
Other non-cash items	2,612	2,710
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	35,731	(10,139)
Prepaid costs and other	649	21
Inventory	3	1,126
Accounts payable	3,119	20,087
Revenue payable	(77,105)	21,675
Other current liabilities	(7,334)	13,516
Net cash provided by operating activities	126,249	475,980
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on oil and natural gas properties	(790,773)	(554,266)
Additions to property, equipment and other assets	(8,147)	(5,617)
Proceeds from the disposition of assets	-	24
Contribution to equity method investment	(20,000)	-
Settlements received from (paid on) derivatives not designated as hedges	167,156	(14,837)
Net cash used in investing activities	(651,764)	(574,696)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	739,000	593,400
Payments of debt	(878,500)	(548,750)
Exercise of stock options	57	1,254
Excess tax benefit from stock-based compensation	464	2,993
Net proceeds from issuance of common stock	741,184	-
Purchase of treasury stock	(3,151)	(3,748)
Increase (decrease) in bank overdrafts	(73,539)	53,567
Net cash provided by financing activities	525,515	98,716
Net increase (decrease) in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of period	21	21
Cash and cash equivalents at end of period	$21	$21

Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended
	March 31,
	2015	2014

Production and operating data:
Net production volumes:
Oil (MBbl)	8,066	5,846
Natural gas (MMcf)	22,985	19,800
Total (MBoe)	11,897	9,146

Average daily production volumes:
Oil (Bbl)	89,622	64,956
Natural gas (Mcf)	255,389	220,000
Total (Boe)	132,187	101,623

Average prices:
Oil, without derivatives (Bbl)	$43.34	$92.35
Oil, with derivatives (Bbl) (a)	$63.20	$90.68
Natural gas, without derivatives (Mcf)	$2.78	$6.12
Natural gas, with derivatives (Mcf) (a)	$3.08	$5.86
Total, without derivatives (Boe)	$34.76	$72.27
Total, with derivatives (Boe) (a)	$48.81	$70.65

Operating costs and expenses per Boe:
Lease operating expenses and workover costs	$7.64	$8.07
Oil and natural gas taxes	$2.91	$5.80
Depreciation, depletion and amortization	$22.46	$24.21
General and administrative	$4.95	$5.22

(a)		Includes the effect of cash receipts from (payments on) derivatives not designated as hedges:

	Three Months Ended
	March 31,
(in thousands)	2015	2014

Cash receipts from (payments on) derivatives not designated as hedges:
Oil derivatives	$160,186	$(9,769)
Natural gas derivatives	6,970	(5,068)
Total	$167,156	$(14,837)

The presentation of average prices with derivatives is a non-GAAP measure as a result of including the cash receipts from (payments on) commodity derivatives that are presented in our statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Concho Resources Inc.
Costs Incurred
Unaudited

The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended
	March 31,
(in thousands)	2015	2014

Property acquisition costs:
Proved	$-	$20,490
Unproved	16,013	24,688
Exploration	429,169	324,497
Development	301,744	211,679
Total costs incurred for oil and natural gas properties	$746,926	$581,354

Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at May 4, 2015, for the periods indicated:

		2015
		Second Quarter	Third Quarter	Fourth Quarter	Total	2016	2017

Oil Swaps: (a)
	Volume (Bbl)	5,114,000	5,719,000	4,904,000	15,737,000	12,499,000	3,948,000
	Price (Bbl)	$80.62	$77.19	$78.84	$78.82	$83.43	$65.58

Oil Basis Swaps: (b)
	Volume (Bbl)	4,350,500	4,462,000	4,232,000	13,044,500	12,164,000	-
	Price (Bbl)	$(3.24)	$(3.06)	$(2.99)	$(3.10)	$(2.23)	$-

Natural Gas Swaps: (c)
	Volume (MMBtu)	5,915,000	5,980,000	5,980,000	17,875,000	-	-
	Price (MMBtu)	$4.16	$4.16	$4.16	$4.16	$-	$-

Natural Gas Basis Swaps: (d)
	Volume (MMBtu)	1,365,000	1,380,000	1,380,000	4,125,000	-	-
	Price (MMBtu)	$(0.13)	$(0.13)	$(0.13)	$(0.13)	$-	$-

(a)	The index prices for the oil contracts are based on the NYMEX – West Texas Intermediate (“WTI”) monthly average futures price.
(b)	The basis differential price is between Midland – WTI and Cushing – WTI.
(c)	The index prices for the natural gas price swaps are based on the NYMEX – Henry Hub last trading day futures price.
(d)	The basis differential price is between the El Paso Permian delivery point and NYMEX – Henry Hub delivery point.

Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

The following tables provide information that the Company believes may be useful to investors who follow the practice of some industry analysts who adjust reported company net income and cash flows from operating activities to exclude certain non-cash and unusual items.

Adjusted Net Income

The following table provides a reconciliation of net income (GAAP) to adjusted net income (non-GAAP) for the periods indicated:

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2015	2014

Net income - as reported	$7,512	$91,307

Adjustments for certain non-cash and unusual items:
(Gain) loss on derivatives not designated as hedges	(115,340)	35,615
Cash receipts from (payments on) derivatives not designated as hedges	167,156	(14,837)
Leasehold abandonments	1,919	3,945
(Gain) loss on disposition of assets, net	39	(146)
Tax impact (a)	(19,144)	(9,266)
Adjusted net income	$42,142	$106,618

Adjusted earnings per share:
Basic	$0.37	$1.01
Diluted	$0.36	$1.01

Effective tax rates	35.6%	37.7%

(a)	The tax impact is computed utilizing the Company's effective tax rates shown in the table above.

EBITDAX

EBITDAX (as defined below) is presented herein, and reconciled from the generally accepted accounting principles ("GAAP") measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund exploration and development activities.

The Company defines EBITDAX as net income, plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion expense, (4) non-cash stock-based compensation expense, (5) (gain) loss on derivatives not designated as hedges, (6) cash receipts from (payments on) derivatives not designated as hedges, (7) (gain) loss on disposition of assets, net, (8) interest expense and (9) federal and state income taxes. EBITDAX is not a measure of net income or cash flows as determined by GAAP.

The Company’s EBITDAX measure (which includes continuing and discontinued operations) provides additional information which may be used to better understand the Company’s operations. EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic cost of depreciable assets, none of which are components of EBITDAX. EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team, and by other users, of the Company’s consolidated financial statements. For example, EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of net income to EBITDAX for the periods indicated:

	Three Months Ended
	March 31,
(in thousands)	2015	2014

Net income	$7,512	$91,307
Exploration and abandonments	5,755	25,375
Depreciation, depletion and amortization	267,205	221,392
Accretion of discount on asset retirement obligations	1,994	1,671
Non-cash stock-based compensation	15,495	11,432
(Gain) loss on derivatives not designated as hedges	(115,340)	35,615
Cash receipts from (payments on) derivatives not designated as hedges	167,156	(14,837)
(Gain) loss on disposition of assets, net	39	(146)
Interest expense	53,569	56,135
Income tax expense	4,150	55,331
EBITDAX	$407,535	$483,275

CONTACT:
Concho Resources Inc.
Megan P. Hays, 432-685-2533
Director of Investor Relations
or
Jere Thompson, 432-221-0383
Financial Analyst